Exhibit 99.1

China GengSheng Commences Fracture Proppant Manufacturing on
Upgraded Production Line

Company Expects to Realize Annual Cost Efficiency of approximately $1 Million

GONGYI, China, June 15, 2010 – China GengSheng Minerals, Inc. (NYSE AMEX: CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that it has completed its technological improvements and commenced production on its upgraded fracture proppant manufacturing line. With this build-out completed, GengSheng’s proppant manufacturing lines now incorporate "revolving kiln" technology, which is designed to conserve energy and reduce production time. With these enhancements, GengSheng expects to realize cost reductions of up to 10% annually, as well as produce a broader range of proppant products for the oil and gas exploration industry.

"Upgrading our production line technology improves our overall efficiency and stabilizes our production capabilities," said Mr. Shunqing Zhang, GengSheng’s Chairman and Chief Executive Officer. "Now that we are running both of our proppant production lines utilizing this cutting-edge technology, we expect to reduce our manufacturing costs by approximately $1 million annually. Implementing new, innovative solutions also advances our technological leadership and increases the value GengSheng provides for our customers. Demand for our proppants continues to grow and we can now service a greater portion of the market with our industry leading products."

On April 27, 2010, the Company completed its construction of a new "Phase II" fracture proppant production line. The launch of this new line effectively doubled GengSheng’s manufacturing capacity for fracture proppants from 33,000 tons to 66,000 tons per year. The phase II production line also incorporates revolving kiln technology for improved efficiency, capacity and the ability to manufacture proppants that can withstand varying underground pressure as it relates to the oil well industry.

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

Note Regarding Forward-Looking Statements

This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to Gengsheng@tpg-ir.com.

Contacts:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
Gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.
Ms. Wendy Sun
Finance Manager and Investor Relations
+86-159-3870-8666
gswendy@gengsheng.com

Mr. Shuai Zhang
Investor Relations
gszs@gengsheng.com

# # #